EXHIBIT 10.8

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                                SERVICE AGREEMENT

               DATED AS OF THE ____ DAY OF ________________, 1997


                                 BY AND BETWEEN

                             APPLE ORTHODONTIX, INC.

                        APPLE ORTHODONTIX OF TEXAS, INC.

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                                       AND

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                                TABLE OF CONTENTS

ARTICLE I..................................................................  1
      Definitions..........................................................  1
            Section 1.1 Definitions........................................  1

ARTICLE II.................................................................  6
      Relationship of the Parties..........................................  6

ARTICLE III................................................................  6
      Services to be Provided by Apple.....................................  6
            Section 3.1 Overall Function...................................  6
            Section 3.2 General Administrative Services. ..................  7
            Section 3.3 Facilities.........................................  9
            Section 3.4 Acquisition and Assistance......................... 10
            Section 3.5 Inventory and Supplies............................. 10
            Section 3.6 Advertising and Public Relations................... 10
            Section 3.7 Personnel.......................................... 10
            Section 3.8 Quality Assurance.................................. 11
            Section 3.9 Other Consulting and Advisory Services............. 11

ARTICLE IV................................................................. 11
      Obligations of the Orthodontic Entity and Orthodontist............... 11
            Section 4.1 Employment of Orthodontist Employees............... 11
            Section 4.2 Professional Services.............................. 12
            Section 4.3 Orthodontic Practice............................... 12
            Section 4.4 Orthodontic Entity's and Orthodontist's
                        Internal Matters................................... 13
            Section 4.5 Compliance with Laws............................... 13
            Section 4.6 Ancillary Services................................. 14
            Section 4.7 Premises and Personal Property..................... 14
            Section 4.8 Orthodontic Entity Employee Benefit Plans.......... 14
            Section 4.9 Peer Review........................................ 15
            Section 4.10 Additional Orthodontists.......................... 15

ARTICLE V.................................................................. 16
      Restrictive Covenants and Liquidated Damages......................... 16
            Section 5.1 Restrictive Covenants by the Orthodontic Entity.... 16
            Section 5.2 Restrictive Covenants of Orthodontist.............. 16
            Section 5.3 Acknowledgement of Proprietary Interest............ 17
            Section 5.4 Covenant Not-to-Divulge Confidential and
                        Proprietary Information............................ 18
            Section 5.5 Return of Materials to Apple....................... 18
            Section 5.6 [INTENTIONALLY DELETED]............................ 18
            Section 5.7 Restrictive Covenants of Orthodontic Entity
                        Professional Employees............................. 18
            Section 5.8 RESTRICTIVE COVENANTS OF APPLE AND AOI............. 19
            Section 5.9 Remedies........................................... 19

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ARTICLE VI................................................................. 19
      Financial and Security Arrangements.................................. 19
            Section 6.1  Service Fees...................................... 19
            Section 6.2 Excluded Expenses.................................. 20
            Section 6.3 Working Capital Loans.............................. 20
            Section 6.4 Security Agreement................................. 21

ARTICLE VII................................................................ 21
      Records.............................................................. 21
            Section 7.1 Records Owned by Apple............................. 21
            Section 7.2 Access to Records.................................. 21

ARTICLE VIII............................................................... 21
      Insurance and Indemnity.............................................. 21
            Section 8.1 Insurance to be Maintained by the Orthodontic
                        Entity and Orthodontist............................ 21
            Section 8.2 Insurance to be Maintained by Apple................ 22
            Section 8.3 Continuing Liability Insurance Coverage............ 22
            Section 8.4 Additional Insureds................................ 22
            Section 8.5 Indemnification.................................... 22

ARTICLE IX................................................................. 23
      Term and Termination................................................. 23
            Section 9.1 Term of Agreement.................................. 23
            Section 9.2 Extended Term...................................... 23
            Section 9.3 Termination by the Orthodontic Entity and
                        Orthodontist....................................... 23
            Section 9.4 Termination by Apple............................... 24
            Section 9.5 Termination by Orthodontist........................ 24
            Section 9.6 Effective Date of Termination...................... 25
            Section 9.7 Purchase of Assets................................. 25
            Section 9.8 Terms of Purchase.................................. 26
            Section 9.9 Exception to Purchase.............................. 26
            Section 9.10 Effect Upon Termination........................... 26

ARTICLE X.................................................................. 27
      General Provisions................................................... 27
            Section 10.1 Assignment........................................ 27
            Section 10.2 Amendments........................................ 27
            Section 10.3 Waiver of Provisions.............................. 27
            Section 10.4 Additional Documents.............................. 27
            Section 10.5 Attorneys' Fees................................... 27
            Section 10.6 Contract Modifications for Prospective
                         Legal Events...................................... 28
            Section 10.7 Parties In Interest; No Third-Party Beneficiaries. 28
            Section 10.8 Entire Agreement.................................. 28
            Section 10.9 Severability...................................... 28
            Section 10.10 Governing Law.................................... 28
            Section 10.11 No Waiver; Remedies Cumulative................... 29

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            Section 10.12 Language Construction............................ 29
            Section 10.13 Communications................................... 29
            Section 10.14 Captions......................................... 29
            Section 10.15 Gender and Number................................ 29
            Section 10.16 Reference to Agreement........................... 29
            Section 10.17 Notice........................................... 29
            Section 10.18 Choice of Forum.................................. 30
            Section 10.19 Service of Process............................... 30
            Section 10.20 Counterparts..................................... 31
            Section 10.21 Defined Terms.................................... 31

EXHIBITS

      Exhibit 1.1(u) Orthodontic Entity Professional Employment Agreements
      Exhibit 7.3.   Form of Security Agreement

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                                SERVICE AGREEMENT


      This Service Agreement (this "Agreement"), dated as of __________________, 1997, is by and between Apple Orthodontix Inc., a Delaware corporation ("AOI"), Apple Orthodontix of Texas, Inc., a Delaware corporation ("Apple"), __________________________, __________________________, (collectively referred to hereinafter as "Orthodontist") and __________________________, a ___________________ (the "Orthodontic Entity").

                              W I T N E S S E T H:

      WHEREAS, Orthodontic Entity and Orthodontist provide comprehensive professional orthodontic care to the general public in the Corpus Christi area; and

      WHEREAS, Apple is in the business of owning certain assets of orthodontic clinics and providing consulting, administrative, and other support services to and furnishing orthodontic practices with the necessary facilities, equipment, non-orthodontist personnel, supplies and support staff services; and

      WHEREAS, the Orthodontic Entity and Orthodontist desire to obtain the services of Apple in performing such functions so as to permit the Orthodontic Entity to devote its efforts on a concentrated and continuous basis to the rendering of orthodontic services to its patients; and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

            (a) "Acquisition" shall mean the acquisition described in the Acquisition Agreement.

            (b) "Acquisition Agreement" shall mean the Agreement and Plan of Reorganization, dated as of February , 1997, among AOI,
      __________________________, and __________________________.

            (c) "Acquisition Closing Date" shall mean the date the Acquisition is effective pursuant to the terms of the Acquisition Agreement.

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            (d) "Affiliate" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person.

            (e) "AOI Group" shall mean Apple, AOI, Affiliates of Apple or AOI and all professional associations or corporations or other entities for which Apple or its Affiliates provides management services.

            (f) "AOI Plans" shall have the meaning set forth in SECTION 4.8(b).

            (g) "Apple Expenses" shall mean, pursuant to GAAP applied on a consistent basis:

                  (i) Any corporate overhead charges of Apple or AOI and other items incurred by Apple or AOI that are not incurred specifically for the purpose of providing services to the Orthodontic Entity or Orthodontist or are not directly attributable to the Orthodontic Entity or Orthodontist as reasonably determined by Apple, including without limitation, salaries and benefits of executive officers of Apple or AOI, except as otherwise provided for in the definition of Orthodontic Entity and Orthodontist Expenses;

                  (ii) Any legal and accounting expenses incurred by Apple or
            AOI in connection with the Acquisition;

                  (iii) All taxes of Apple, including but not limited to state and federal income taxes and franchise taxes, but excluding state and federal employee taxes related to Orthodontist or employees who provide services for the Orthodontic Entity or Orthodontist, property taxes on assets used by the Orthodontic Entity or Orthodontist and other taxes specifically included in Excluded Orthodontic Entity and Orthodontist Expenses; and

                  (iv) Any other expenses specifically included in "Apple
            Expenses" in this Agreement.

            (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (i) "Confidential and Proprietary Information" shall have the meaning set forth in SECTION 5.3.

            (j) "Disabled" or "Disability" shall mean, with respect to Orthodontist, (a) having a mental or physical incapacity sufficiently serious that Apple may reasonably anticipate that Orthodontist will be unable to resume the normal performance of Orthodontist's duties within the two years succeeding the commencement of Orthodontist's incapacity, or
      (b) Orthodontist's receipt of benefits for a period of six consecutive months by reason of disability under a salary continuation, or other disability plan, maintained for Orthodontist's benefit. In the event of such mental or physical incapacity, each Orthodontist agrees upon Apple's request to submit Orthodontist's

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      medical and other related records to be examined by an independent third-party doctor selected by Apple whose decision shall govern for purposes of determining the existence of a disability.

            (k) "ERISA" shall have the meaning set forth in SECTION 4.8(a).

            (l) "Excluded Orthodontic Entity and Orthodontist Expenses" shall mean, (i) any salaries or other distributions made to Orthodontist or any shareholder of the Orthodontic Entity, whether for professional fee income or otherwise, and any expenses related thereto, including payroll and other taxes associated therewith, and any expenses or costs associated with benefits provided to Orthodontist or any shareholder of the Orthodontic Entity, including pension benefits and life and health insurance, (ii) any federal, state or other income taxes applicable to the Orthodontic Entity or Orthodontist, (iii) legal, accounting and other costs incurred by the Orthodontic Entity or Orthodontist in connection with the negotiation, preparation of or closing of the transactions contemplated by the Acquisition Agreement, this Agreement or any other document executed in connection herewith or therewith, (iv) any amounts paid as Minimum Monthly Payments pursuant to Section 6.1, (v) any expenses, costs or charges incurred by the Orthodontic Entity or Orthodontist that would cause the Net Operating Amount (as defined in Section 6.1 hereof) in any month to be less than 45% of gross revenue received from patients for orthodontic services provided for such month on a cash basis, and (vi) any other expenses specifically included in "Excluded Orthodontic Entity and Orthodontist Expenses" in this Agreement.

            (m) "Fair Market Value" shall mean as to any assets, the fair market value of such assets as determined by Apple and the Orthodontic Entity. In the event the parties are unable to agree upon the fair market value, then Apple and the Orthodontic Entity shall each select an independent appraiser who will then select a third independent appraiser who will determine the fair market value of the asset in question.

            (n) "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            (o) "Initial Working Capital Line" shall have the meaning set forth in SECTION 6.3.

            (p) "Loan Termination Date" shall have the meaning set forth in
      SECTION 6.3.

            (q) "Orthodontic Entity" shall include the Orthodontic Entity as defined in the first paragraph of this Agreement and all satellite locations and related businesses of such Orthodontic Entity.

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            (r) "Orthodontic Entity and Orthodontist Expenses" shall mean all operating and non-operating expenses of Apple or AOI with respect to the Orthodontic Entity for services requested by the Orthodontic Entity or Orthodontist and all operating and non-operating expenses of the Orthodontic Entity and Orthodontist incurred by the Orthodontic Entity or Orthodontist in the operation of the Orthodontic Entity or the practice of orthodontics by Orthodontist, including, without limitation:

                  (i) Salaries, benefits and other direct costs of all employees of Apple or AOI who perform services for the benefit of the Orthodontic Entity or Orthodontist and all salaries and benefits of Orthodontic Entity Professional Employees and Orthodontic Entity Employees, including, without limitation, federal and state employee taxes and costs related to workers' compensation; provided, however, only the portion of salaries, benefits and other direct costs related to such employee, without mark-up, that is allocable to work performed at or for the benefit of the Orthodontic Entity or Orthodontist and approved by the Orthodontic Entity or Orthodontist will be included in Orthodontic Entity and Orthodontist Expenses;

                  (ii) Direct costs of all employees or consultants of Apple,
            AOI and their Affiliates to provide services at or in connection with the Orthodontic Entity or for the Orthodontist at or in connection with the Orthodontic Entity for improved performance; provided, however, (x) only the portion of salaries, benefits and other direct costs related to such employee or consultant, without mark-up, that is allocable to work performed at or for the benefit of the Orthodontic Entity or Orthodontist and approved by the Orthodontic Entity or Orthodontist will be included in Orthodontic Entity and Orthodontist Expenses, and (y) the salaries, other employee benefits or consulting fees paid by Apple, AOI and their Affiliates to the consultants who will provide three days per annum of marketing consulting services and one day per annum of health and safety consulting services shall not be included in Orthodontic Entity and Orthodontist Expenses but shall be Apple Expenses;

                  (iii) Personal property and intangible taxes assessed against assets of Apple or any of its Affiliates which are leased or utilized for the benefit of the Orthodontic Entity or Orthodontist under this Agreement, commencing on the date of this Agreement; provided, however, only the portion of the taxes related to such assets, without mark-up, that is allocable to the use of such assets at or for the benefit of the Orthodontic Entity or Orthodontist and approved by the Orthodontic Entity or Orthodontist will be included in Orthodontic Entity and Orthodontist Expenses;

                  (iv) All costs, fees, expenses and other disbursements
            incurred in connection with the Premises (as defined in SECTION 3.3) and the Personal Property (as defined in SECTION 3.3), including, without limitation, all costs of repairs, maintenance and improvements, utility expenses (i.e., telephone, electric, gas and water), janitorial services, refuse disposal, real or personal property lease cost payments and expenses, taxes and casualty, liability and other insurance,

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                  (v) Any provider tax or license fee assessed against the
            Orthodontic Entity or Orthodontist by the State of Texas and any sales and use taxes assessed against Apple, AOI and their Affiliates, the Orthodontic Entity or Orthodontist related to Orthodontic Entity operations, the practice of orthodontics by Orthodontist or assessed against Apple related to services provided hereunder;

                  (vi) Expenses related to professional meetings, seminars and dues and professional licensing fees of Orthodontist or any Orthodontic Entity Professional Employee or related to the business of the Orthodontic Entity;

                  (vii) All expenses specifically included in "Orthodontic
            Entity and Orthodontist Expenses" in this Agreement; and

                  (viii) Depreciation and amortization of all assets purchased subsequent to the Acquisition for use by the Orthodontic Entity and Orthodontist.

      Provided, however, that, notwithstanding anything contained herein, Apple Expenses and Excluded Orthodontic Entity and Orthodontist Expenses shall not be included in Orthodontic Entity and Orthodontist Expenses.

            (s) "Orthodontic Entity Employees" shall mean (i) those individuals who are employed by or otherwise under contract or associated with the Orthodontic Entity or Orthodontist that generate a professional charge, and (ii) those individuals required by law to be employed by the Orthodontic Entity or Orthodontist.

            (t) "Orthodontic Entity Professional Employees" shall mean those individuals who are orthodontists, dental hygienist or licensed professionals employed by the Orthodontic Entity or Orthodontist or otherwise under contract or associated with the Orthodontic Entity or Orthodontist to provide professional orthodontic services to patients of the Orthodontic Entity or Orthodontist, provided, however, that Orthodontist shall be excluded from the definition of Orthodontic Entity Professional Employees.

            (u) "Orthodontic Entity Professional Employment Agreements" shall mean the employment agreements entered into of even date herewith between the Orthodontic Entity or Orthodontist and each Orthodontic Entity Professional Employee (not including Orthodontic Entity Employees) in substantially the form attached to the Acquisition Agreement as EXHIBIT 1.1(U).

            (v) "Orthodontic Entity Related Liabilities" shall have the meaning set forth in SECTION 9.7(b).

            (w) "Personal Property" shall have the meaning set forth in SECTION 3.3(b).

            (x) "Practice Plans" shall have the meaning set forth in SECTION 4.8(a).

            (y) "Premises" shall have the meaning set forth in SECTION 3.3(a).

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            (z) "Purchase Assets" shall have the meaning set forth in SECTION
      9.7(a).

            (aa) "Purchase Closing" shall have the meaning set forth in SECTION 9.8.

            (ab) "Security Agreement" shall have the meaning set forth in
      SECTION 6.4.

            (ac) "Tax Returns" shall include all federal, state, local, franchise, property and other tax returns.

            (ad) "Termination Date" shall have the meaning set forth in SECTION 9.6.

                                   ARTICLE II

                           RELATIONSHIP OF THE PARTIES

      The Orthodontic Entity, Orthodontist and Apple intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Apple, the Orthodontic Entity and Orthodontist agree that the Orthodontic Entity and Orthodontist shall retain the authority to direct the orthodontic, professional, and ethical aspects of their orthodontic practice. Apple shall neither exercise control over nor interfere with the orthodontist-patient relationships of the Orthodontic Entity and Orthodontist, which shall be maintained strictly between the orthodontists of the Orthodontic Entity and their patients. The parties hereby agree that neither the benefits to the Orthodontic Entity and Orthodontist hereunder, nor the payment of services fees to Apple, require, are payment for, or are in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Apple or any of its Affiliates to any of the Orthodontic Entity's or Orthodontist's patients in any facility or laboratory controlled, managed or operated by Apple.


                                   ARTICLE III

                        SERVICES TO BE PROVIDED BY APPLE

      SECTION 3.1 OVERALL FUNCTION. In accordance with the terms hereof, Apple shall provide or arrange for the services set forth in this ARTICLE , and the costs, fees, expenses and other disbursements incurred by Apple or AOI in connection therewith shall be included in Orthodontic Entity and Orthodontist Expenses, except to the extent such costs, fees or expenses are Apple Expenses or Excluded Orthodontic Entity and Orthodontist Expenses. Apple is authorized to perform its services hereunder as is necessary or appropriate for the efficient operation of the Orthodontic Entity. The Orthodontic Entity and Orthodontist will not act in a manner which would prevent Apple from performing its duties hereunder and will provide such information and assistance to Apple as is reasonably required by Apple to perform its services hereunder. Apple shall, and shall use its best efforts to cause its employees, to comply with all federal, state and local laws, rules and regulations in its provision of services hereunder.

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      SECTION 3.2 GENERAL ADMINISTRATIVE SERVICES.

            (a) The Orthodontic Entity hereby appoints Apple to serve as its exclusive manager and administrator of non-orthodontist services relating to the operation of the Orthodontic Entity and the practice of orthodontics by Orthodontist, subject to matters reserved for the Orthodontic Entity or Orthodontist as herein provided, and Apple shall have all necessary authority to perform such services in accordance with the terms of this Agreement. The Orthodontic Entity agrees that the purpose and intent of this Agreement is to relieve the Orthodontic Entity and Orthodontist to the maximum extent possible of the administrative, accounting, non-orthodontist personnel and business aspects of its practice. Apple agrees that the Orthodontic Entity, Orthodontist, Orthodontic Entity Employees and the Orthodontic Entity Professional Employees, and only the Orthodontic Entity, Orthodontist, Orthodontic Entity Employees and the Orthodontic Entity Professional Employees, will perform the orthodontic functions of their respective practices; provided, however, that to the extent that an Apple employee assists Orthodontist, any Orthodontic Entity Professional Employee or the Orthodontic Entity in performing orthodontic functions, such Apple employee shall be subject to the professional direction and supervision of Orthodontist, Orthodontic Entity Professional Employee or Orthodontic Entity and in the performance of such orthodontic functions, shall not be subject to any direction or control by, or liability to, Apple, except as may be specifically authorized by Apple. Apple will have no authority, directly or indirectly, to perform or supervise, and will not perform or supervise, any orthodontic function. Apple may, however, advise the Orthodontic Entity and Orthodontist as to the relationship between its performance of orthodontic functions and the overall administrative and business functions of the practice to the extent permitted by applicable law. Apple shall cause to be paid all federal and state employment taxes and related tax reports for its employees.

            (b) Apple shall, on behalf of Orthodontist and the Orthodontic Entity, provide all services related to the billing of patients, insurance companies and other third-party payors and collect the professional fees for orthodontic services rendered by Orthodontist and the Orthodontic Entity, for services performed outside the Orthodontic Entity for its patients, and for all other professional and Orthodontic Entity services and products and for services rendered by Orthodontist in accordance with all applicable legal requirements and the policies and procedures of third-party payors. To the extent necessary to comply with applicable laws or the terms of any third-party payor arrangements, Apple shall bill in the name of and on behalf of the Orthodontic Entity and Orthodontist. The Orthodontic Entity hereby appoints Apple for the term of this Agreement to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients, insurance companies and other third-party payors in the Orthodontic Entity's and Orthodontist's name and on their behalf pursuant to the fee schedule prepared by the Orthodontic Entity and Orthodontist;
      (ii) to collect accounts receivable resulting from such billing in the Orthodontic Entity's and Orthodontist's name and on their behalf; (iii) to receive payments from insurance companies, prepayments received from health care plans and all other third party payors; (iv) to take possession of and endorse in the name of the Orthodontic Entity (and/or in the name of an individual orthodontist, such payment intended for purpose of payment of a orthodontist's bill related to the Orthodontic Entity

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      or Orthodontist) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and (v) in each case, after approval by the Orthodontist, to initiate the institution of legal proceedings in the name of the Orthodontic Entity or Orthodontist or Orthodontic Entity Professional Employee to collect any accounts and monies owed to the Orthodontic Entity or Orthodontist or Orthodontic Entity Professional Employee, to enforce the rights of the Orthodontic Entity or Orthodontist or Orthodontic Entity Professional Employee as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by third-party payors. The Orthodontic Entity and Orthodontist shall, and shall cause each Orthodontic Entity Professional Employee to, execute a Power of Attorney in form and substance acceptable to the parties hereto in connection with the rights and powers granted to Apple pursuant to this SECTION 3.2(b). All monies shall be accounted for by Apple as being distinctly attributable to the Orthodontic Entity. The Orthodontic Entity may perform the functions or exercise the rights set forth in this SECTION 3.2(b) only with the consent of Apple. The Orthodontic Entity and Orthodontist will assist Apple with the functions set forth herein at the request of Apple.

            (c) Apple shall supply to the Orthodontic Entity the ordinary, necessary or appropriate services for the efficient operation of the Orthodontic Entity, including without limitation, necessary clerical, accounting, payroll, legal, bookkeeping and computer services, information management, information for the preparation of Tax Returns, printing, postage and duplication services and orthodontic transcribing services. Apple shall prepare monthly and annual unaudited financial statements for the Orthodontic Entity containing a balance sheet and income statement, which shall be delivered to the Orthodontic Entity within 45 days after the end of each calendar month and 120 days after the end of each calendar year. Any audits to be conducted with respect to such financial statements shall be an Excluded Orthodontic Entity and Orthodontist Expense.

            (d) Apple shall maintain all files and records of the Orthodontic Entity and Orthodontist relating to the operation of the Orthodontic Entity or the practice of orthodontics by Orthodontist, including, but not limited to, accounting, billing, collection and customary financial records and patient files. The management of all files and records shall comply with all applicable federal, state and local statutes and regulations, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. The Orthodontic Entity and Orthodontist shall supervise the preparation of, and direct the contents of, patient orthodontic records, all of which shall remain confidential. All original patient records shall be and remain the property of the Orthodontic Entity or Orthodontist, as applicable; provided that, to the extent permitted by applicable law, Apple shall have the right to copy such patient records and to retain and use such copies.

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      SECTION 3.3 FACILITIES.

            (a) Apple shall make available to the Orthodontic Entity and Orthodontist the premises that are described in SCHEDULE 3.3 attached hereto (which describes each location where the Orthodontist provided orthodontic services to patients on January 31, 1997 and each location proposed to be opened to provide such services on such date) and such other real property acquired (with the consent of the Orthodontic Entity and Orthodontist) and improvements made by Apple or AOI for the use of the Orthodontic Entity and Orthodontist hereunder (collectively, the "Premises"); provided, that in the event that Apple's rights to use any such premises shall terminate, Apple shall use reasonably commercial efforts to provide other suitable premises to be used by the Orthodontic Entity and Orthodontist, which premises shall be approved by the Orthodontic Entity and Orthodontist, such approval not to be unreasonably withheld. Apple shall obtain for the Orthodontic Entity and Orthodontist all utilities reasonably required in connection with the use of the Premises and shall provide for the proper cleanliness of the Premises, including normal janitorial services and refuse disposal.

            (b) Apple shall provide the Orthodontic Entity and Orthodontist with the use of the equipment, furniture, fixtures, furnishings and other tangible personal property acquired by Apple in the Acquisition, together with replacements thereof and such other equipment, furniture, fixtures, furnishings and tangible personal property acquired (with the consent of the Orthodontic Entity or Orthodontist) by Apple or AOI for the use of Orthodontic Entity and Orthodontist pursuant to the terms hereof (collectively, the "Personal Property").

            (c) Apple shall provide, finance, or cause to be provided or financed, orthodontic related equipment as required by the Orthodontic Entity. Apple may consult the Orthodontic Entity on the relationship between its orthodontic equipment decisions and the overall administrative and financial operations of the practice. All orthodontic and non-orthodontic equipment acquired for the use of the Orthodontic Entity shall be owned by Apple but shall be utilized solely by the Orthodontic Entity so long as the Orthodontic Entity is repaying its portion of the cost thereof. Apple and Orthodontic Entity will share equally in the cost to purchase any new or replacement orthodontic or non-orthodontic equipment to be acquired after consummation of the Acquisition (except with respect to the first $100,000 worth of such equipment, which shall be purchased by Apple), provided that the Orthodontic Entity and Apple mutually agree to acquire such equipment. Apple may advance or cause to be financed the total purchase value of any equipment acquired. The Orthodontic Entity may repay in full its share of the cost or finance such amount due to Apple in equal payments over a term of up to 60 months at a rate of prime plus 1%. The amount, if any, due to Apple will be paid monthly by the Orthodontic Entity. Any amounts paid to Apple by the Orthodontic Entity pursuant to this Section 3.3(c) are Excluded Orthodontic Entity and Orthodontist Expenses.

            (d) In the event Apple and the Orthodontic Entity jointly determine to open a satellite orthodontic office, (i) Apple will bear 60% of the capital costs, and the Orthodontic Entity will bear 40% of the capital costs, of opening such satellite office, and (ii) Apple shall make available loans accruing annual interest at the prime rate of

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      NationsBank of Texas, N.A. plus 1% to finance the Orthodontic Entity's and
      Orthodontist's portion of such costs. No principal or interest payments for any such loan shall be due until the first day of the sixteenth month following the date of the loan (the "First Payment Date"). The amount of interest that accrues until the date fifteen months after the origination date of the loan shall be added to the original principal amount of the loan to determine the principal amount payable by the Orthodontic Entity. Sixty equal principal payments plus accrued interest shall be payable beginning on the First Payment Date and ending on the first day of the fifty-ninth month thereafter.

      SECTION 3.4 ACQUISITION AND ASSISTANCE. In the event a decision is made by the Orthodontic Entity or Orthodontist to employ additional orthodontists or acquire orthodontist groups or practices, Apple may assist the Orthodontic Entity in the identification and selection of orthodontists or orthodontist groups or practices that may be beneficial in the operation of the Orthodontic Entity. In the event that a decision is made by the Orthodontic Entity or Orthodontist to pursue the employment of selected orthodontists or the acquisition of a particular orthodontist group or practice, Apple may provide recruiting, consulting, negotiating and other services and may provide for legal, accounting and other professional advisor services in connection with such transaction.

      SECTION 3.5 INVENTORY AND SUPPLIES. Apple shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which are reasonably necessary in the operation of the Orthodontic Entity and which are requested by Orthodontist to deliver quality orthodontic services in a cost-effective manner. Such inventory, supplies and other materials shall be included in Orthodontic Entity and Orthodontist Expense at their purchase price less discounts or rebates, if any.

      SECTION 3.6 ADVERTISING AND PUBLIC RELATIONS. In consultation with the Orthodontic Entity and Orthodontist, Apple shall design and produce (where requested) any appropriate local public relations or advertising program on behalf of the Orthodontic Entity, with appropriate emphasis on public awareness of the availability of services at the Orthodontic Entity. Any design and production costs incurred by Apple related to local public relations or advertising programs requested by the Orthodontic Entity or Orthodontist shall be Apple Expenses. All other costs of local advertising programs on behalf of the Orthodontic Entity will be included in Orthodontic Entity and Orthodontist Expenses, including, but not limited to, out-of-pocket costs incurred by Apple or AOI. All public relations and advertising programs shall be conducted in compliance with applicable standards of orthodontic ethics, laws and regulations. Apple shall make available interest-free loans (up to an amount equal to the lesser of the Orthodontic Entity's costs of local advertising and 6% of the Transaction Value (as defined in the Acquisition Agreement)) to finance the Orthodontic Entity's costs of local advertising until the first anniversary of the date of this Agreement. The principal amount of any such loans shall be repaid by the Orthodontic Entity in twelve equal monthly installments beginning on the first anniversary of the date of this Agreement.

      SECTION 3.7 PERSONNEL. Apple shall provide non-orthodontist professional support and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the conduct of the Orthodontic Entity's operations. Apple will consult with the orthodontist to determine the salaries and fringe benefits to be paid to all such personnel. Such

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
personnel shall be under the direction, supervision and control of Apple, with those personnel performing patient care services subject to the professional supervision of Orthodontist while such personnel are performing such patient care services. If Orthodontist is dissatisfied with the services of any person, Orthodontist shall consult with Apple. Apple shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be reassigned or terminated. All of Apple's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality orthodontic care. Employee assignments shall be made to assure consistent and continued rendering of high quality orthodontic support services and to ensure prompt availability and accessibility of individual orthodontic support personnel to orthodontists in order to develop constant, familiar and routine working relationships between individual orthodontists and individual members of the orthodontic support personnel. Apple shall maintain established working relationships wherever possible and Apple shall make every effort consistent with sound business practices to honor the specific requests of Orthodontist with regard to the assignment of its employees. Apple shall provide administrative services such as scheduling, personnel policies and payroll administration for Orthodontic Entity Employees. Apple and the Orthodontic Entity shall use their best efforts to define who are their respective employees for all administrative purposes.

      SECTION 3.8 QUALITY ASSURANCE. Apple shall assist the Orthodontic Entity in fulfilling its obligations to its patients to maintain a high quality of orthodontic and professional services and any expenses incurred by Apple related to such in connection therewith shall be included in Orthodontic Entity and Orthodontist Expenses.

      SECTION 3.9 OTHER CONSULTING AND ADVISORY SERVICES. Apple will provide such consulting and other advisory services as requested by the Orthodontic Entity or Orthodontist in all areas of the Orthodontic Entity's or Orthodontist's business functions, including, without limitation, financial planning, acquisition and expansion strategies, development of long-term business objectives and other related matters. Subject to the provisions of
SECTION 1.1(r)(ii) hereof, the costs and expenses of third-party consultants engaged by Apple to provide such services shall be Orthodontic Entity and Orthodontist Expenses.

                                   ARTICLE IV

             OBLIGATIONS OF THE ORTHODONTIC ENTITY AND ORTHODONTIST

      SECTION 4.1 EMPLOYMENT OF ORTHODONTIST EMPLOYEES. The Orthodontist shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of any orthodontist employed by the Orthodontic Entity, although at the request of the Orthodontic Entity or Orthodontist, Apple shall consult with the Orthodontic Entity and Orthodontist with respect to such matters. Although Apple may provide payroll and other related services to the Orthodontic Entity and Orthodontist, the Orthodontic Entity and Orthodontist shall be solely responsible for the payment of their respective Orthodontic Entity Professional Employees' and Orthodontic Entity Employees' salaries and wages, payroll taxes and all other taxes and charges now or hereafter applicable to them. Neither the Orthodontic Entity, Orthodontist, their respective Orthodontic Entity Professional Employees nor their

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
respective Orthodontic Entity Employees shall have any claim under this Agreement or otherwise against Apple or AOI for workers' compensation, unemployment compensation, Social Security benefits or any other employee benefits, all of which shall be the sole responsibility of the Orthodontic Entity and Orthodontist. The Orthodontic Entity and Orthodontist shall only employ and contract with licensed orthodontists and other persons meeting applicable credentialling guidelines established by the Orthodontic Entity and Orthodontist and approved by Apple, which approval will not be unreasonably withheld. The Orthodontic Entity and Orthodontist shall cooperate in the obtaining and retaining of professional liability insurance by ensuring that their respective Orthodontic Entity Professional Employees and Orthodontic Entity Employees and other employees who have malpractice exposure or liability are insurable, and participating in an on-going risk management program.

      SECTION 4.2 PROFESSIONAL SERVICES. The Orthodontic Entity and Orthodontist shall provide professional services to patients in compliance at all times with ethical standards, laws, rules and regulations applying to the Orthodontic Entity, Orthodontist, the Orthodontic Entity Professional Employees and the Orthodontic Entity Employees. The Orthodontic Entity and Orthodontist shall ensure that Orthodontist, Orthodontic Entity Professional Employees and Orthodontic Entity Employees have all required licenses, credentials, approvals or other certifications to perform his or her duties and services. In the event that any disciplinary actions or orthodontic malpractice actions are initiated against Orthodontist, an Orthodontic Entity Professional Employee or an Orthodontic Entity Employee, the Orthodontic Entity shall immediately inform Apple of such action and the underlying facts and circumstances. The Orthodontic Entity and Orthodontist shall carry out a program to monitor the quality of orthodontic care practiced at the Orthodontic Entity. The Orthodontic Entity shall employ such Orthodontic Entity Professional Employees as is necessary to provide efficient orthodontic care to patients of the Orthodontic Entity. Orthodontist and the Orthodontic Entity shall make all reports and inquiries to any state data bank required by applicable law.

      SECTION 4.3 ORTHODONTIC PRACTICE. The Orthodontic Entity and Orthodontist shall use and occupy the Premises exclusively for the practice of orthodontics and for providing other related services and products. Unless otherwise approved in writing by the Orthodontic Entity and Apple, it is expressly acknowledged by the Orthodontic Entity and Orthodontist that the orthodontic practice or practices conducted at the Orthodontic Entity shall be conducted solely by orthodontists associated with the Orthodontic Entity, and that the Orthodontic Entity and Orthodontist shall not permit any other orthodontist or dental practitioner to use or occupy the Orthodontic Entity. The Orthodontic Entity and Orthodontist shall be solely and exclusively in control of all aspects of the practice of orthodontics and the delivery of orthodontic services by Orthodontist or at the Orthodontic Entity's facilities. The rendition of all orthodontic professional services, including, but not limited to, diagnosis, treatment, therapy, the prescription of medicine and drugs, and the supervision and preparation of orthodontic reports shall be the sole responsibility of the Orthodontic Entity and Orthodontist. Apple shall have no authority whatsoever with respect to the establishment of fees or charges for the rendition of such services; provided, however, that in the event the Orthodontic Entity or the Orthodontist renders orthodontic services to a patient in consideration for anything other than cash, Apple will determine the value of such consideration for purposes of determining the amount of revenues received by the Orthodontic Entity or Orthodontist. From time to time, the Orthodontic Entity and Orthodontist in their discretion will adopt and implement fee schedules for non-prepaid patients which shall be reasonable in relation to fees generally being obtained in the same or similar market areas. Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be construed as precluding Apple or AOI from permitting the use of or from entering into agreements with other orthodontists or entities owned by other orthodontists similar to this Agreement, with respect to the Premises, Personal Property and tradenames, trademarks and other intangible assets of Apple or AOI utilized by the Orthodontic Entity or Orthodontist pursuant to this Agreement; provided any such other agreement shall not eliminate or diminish Apple's obligations hereunder or interfere with the Orthodontic Entity's or Orthodontist's business.

      SECTION 4.4 ORTHODONTIC ENTITY'S AND ORTHODONTIST'S INTERNAL MATTERS. The Orthodontic Entity and Orthodontist shall be responsible for matters involving their respective corporate governance, employees and similar internal matters, including, but not limited to, preparation and contents of such reports to regulatory authorities governing the Orthodontic Entity and Orthodontist that the Orthodontic Entity or Orthodontist are required by law to provide, distribution of professional fee income among Orthodontist or the shareholders of the Orthodontic Entity, disposition of the Orthodontic Entity's and Orthodontist's property and stock and hiring and firing of their employees and licensing. Except for the expenses attributable to the distribution of professional fee income among Orthodontist or the shareholders of the Orthodontic Entity which will be included in Excluded Orthodontic Entity and Orthodontist Expenses, the costs incurred in connection with the foregoing matters shall be Orthodontic Entity and Orthodontist Expenses. The legal, accounting and other professional services fees incurred by Orthodontist or the Orthodontic Entity in connection with the internal matters of the Orthodontic Entity, the personal accounting of the Orthodontic Entity and Orthodontist and similar internal and personal matters, including without limitation, the costs associated with enforcing any contract with a Orthodontic Entity Professional Employee (other than as set forth in SECTION 5.8), shall be Excluded Orthodontic Entity and Orthodontist Expenses.

      SECTION 4.5 COMPLIANCE WITH LAWS. The Orthodontic Entity and Orthodontist shall, and shall use their best efforts to cause Orthodontist and Orthodontic Entity Professional Employees to, comply with all applicable federal, state and local laws, rules, regulations and restrictions in the conduct of the Orthodontic Entity's and Orthodontist's business. Without limiting the generality of the foregoing, the Orthodontic Entity and Orthodontist shall use their best efforts to forbid Orthodontist and each Orthodontic Entity Professional Employee to:

            (a) enter into any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement, to provide services, lease space, lease equipment or engage in any other venture or activity with any orthodontist, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, the Orthodontic Entity or Orthodontist, if such transaction is in violation of any applicable law, rule or regulation;

            (b) knowingly and willfully make or cause to be made a false statement or representation of a material fact in any application for any benefit or payment;

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
            (c) knowingly and willfully make or cause to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; and

            (d) fail to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment.

      SECTION 4.6 ANCILLARY SERVICES. The Orthodontic Entity and Orthodontist agree not to acquire, establish or operate any satellite location, orthodontic office, health maintenance organization, preferred provider organization, exclusive provider organization or similar entity or organization established or operated by the Orthodontic Entity or Orthodontist after the date hereof without the prior written consent of Apple. Orthodontist and the Orthodontic Entity shall not merge or consolidate with any other entity or individual or liquidate or dissolve or wind-up Orthodontist's or the Orthodontic Entity's affairs or enter into any partnerships, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of transactions) any part of the property or assets of any other person or entity without the prior written consent of Apple. Apple's consent shall be required for the Orthodontist to provide orthodontic services at a location other than the Orthodontic Entity or on behalf of an entity or person other than the Orthodontic Entity.

      SECTION 4.7 PREMISES AND PERSONAL PROPERTY. The Orthodontic Entity and Orthodontist shall use the Premises and Personal Property for their intended use to minimize the risk of damage, excessive wear and tear, and malfunction or other breakdown of the Premises and Personal Property or any part thereof. The Orthodontic Entity and Orthodontist shall promptly inform Apple in writing of any and all material replacements, repairs or maintenance to any of the Premises or Personal Property and any failures of equipment that they become aware of. The Orthodontic Entity and the Orthodontist shall comply with all covenants and provisions set forth in any leases for the Premises entered into or assumed by Apple and Apple agrees to provide copies of all such leases to the Orthodontic Entity and Orthodontist.

      SECTION 4.8 ORTHODONTIC ENTITY EMPLOYEE BENEFIT PLANS.

            (a) Effective immediately before the Acquisition Closing Date, the Orthodontic Entity and Orthodontist shall freeze or terminate all "employee benefit plans" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that are (i) sponsored or maintained by the Orthodontic Entity or Orthodontist and (ii) are set forth on SCHEDULE 4.8(A) (the "Practice Plans"). In connection with such actions, all account balances and accrued benefits under all tax-qualified Practice Plans (within the meaning of Section 401(a) of the Code) shall be made fully vested and nonforfeitable.

            (b) Effective on the Acquisition Closing Date, Orthodontist shall become a participating employer in AOI's employee benefit plans set forth on SCHEDULE 4.8(B) (the "AOI Plans") with respect to Orthodontist's employees. Orthodontist acknowledges that AOI will sponsor a defined contribution plan and that Orthodontist may be precluded by Section 401(k)(2)(B)(i) from paying distributions in connection with the termination of

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
      any Practice Plan that contains a "cash or deferred arrangement" within the meaning of Section 401(k) of the Code. Accordingly, AOI shall take all actions as it may determine to be reasonable to facilitate the merger of the assets and liabilities of any tax-qualified Practice Plan into a tax-qualified AOI Plan if such merger of tax-qualified plans is requested by Orthodontist.

            (c) With respect to any Practice Plan or AOI Plan, neither Orthodontist nor AOI shall take any action or make any contribution to such plan that would cause such plan to become disqualified for federal tax purposes. Orthodontist shall not adopt, maintain, or continue any employee benefit plan after the Acquisition Closing Date without the prior written approval of AOI.

            (d) Expenses incurred in connection with Practice Plans, including without limitation the compensation of counsel, accountants, corporate trustees, and other agents shall be Excluded Orthodontic Entity and Orthodontist Expenses.

            (e) The contribution and administration expenses for the Orthodontist, Orthodontic Entity Professional Employees (which are not expenses payable by the AOI Plans or by the participants in the AOI Plans) shall be included in Orthodontist's operating budget. Orthodontist and AOI shall not make employee benefit plan contributions or payments for their respective employees in excess of such budgeted amounts unless required by law or the terms of the AOI Plans. AOI shall make contributions or payments with respect to the AOI Plans on behalf of eligible Orthodontic Entity Professional Employees and Orthodontic Entity Employees and those contributions or payments shall be treated as Orthodontic Entity and Orthodontist Expenses, Apple Expenses or Excluded Orthodontic Entity and Orthodontist Expenses as elsewhere provided in this Agreement.

            (f) AOI shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees and employees of other entities aggregated with AOI pursuant to Section 414(b), (c), (m) (o) of the Code.

      SECTION 4.9 PEER REVIEW. Orthodontist and the Orthodontic Entity agree to cooperate with Apple in establishing a system of peer review within and among the orthodontic practices associated with Apple or its Affiliates. In connection therewith, Orthodontist and the Orthodontic Entity agree to assist in the formulation of orthodontic provider guidelines for each treatment or modality.

      SECTION 4.10 ADDITIONAL ORTHODONTISTS. The Orthodontic Entity and Orthodontist shall require, as a condition to an additional orthodontist becoming a shareholder of the Orthodontic Entity, that such shareholder execute an agreement in form and substance similar to this Agreement or become a party to this Agreement by amendment hereto.

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                                    ARTICLE V

                  RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

      The parties recognize that the services to be provided by Apple hereunder shall be feasible only if the Orthodontic Entity and Orthodontist operate an active orthodontic practice to which the orthodontists associated with the Orthodontic Entity devote their full business time and attention. Accordingly, the parties hereto agree as follows:

      SECTION 5.1 RESTRICTIVE COVENANTS BY THE ORTHODONTIC ENTITY.

            (a) During the term of this Agreement and for a period of two years after termination of this Agreement for any reason other than pursuant to
      SECTION 9.3 hereof, the Orthodontic Entity shall not without the prior written consent of Apple (i) establish, operate or provide orthodontic services at any orthodontic office, clinic or other health care facility providing services similar to those provided by the Orthodontic Entity, or
      (ii) engage or participate in any business which engages in competition with the business conducted by AOI Group; in either case anywhere within 50 miles of any Premises.

            (b) The Orthodontic Entity agrees that in the event of a breach of
      SECTION 5.1(a) above, the Orthodontic Entity shall pay to Apple an amount equal to the greater of (i) $200,000, and (ii) an amount equal to the gross cash receipts of the Orthodontic Entity for the preceding twelve
      (12) months.

            (c) The Orthodontic Entity agrees that the noncompetition restrictions set forth in this Agreement are reasonable as to time and geographic area.

      SECTION 5.2 RESTRICTIVE COVENANTS OF ORTHODONTIST.

            (a) Orthodontist agrees and acknowledges that, until the later of
      (i) the expiration of the fifth anniversary of the date of this Agreement, or (ii) five years from the date Orthodontist becomes a shareholder of the Orthodontic Entity, Orthodontist will devote Orthodontist's full business time and attention to rendering professional services on behalf of the Orthodontic Entity and in furtherance of the Orthodontic Entity's best interest.

            (b) Orthodontist hereby agrees that during the period set forth in
      SECTION 5.2(a) above and for a period of two (2) years after the termination of this Agreement for any reason other than termination of this Agreement as to the Orthodontist pursuant to SECTION 9.3 hereof, Orthodontist will not (i) directly or indirectly establish, operate or provide orthodontist services at any orthodontic office, clinic or other facility providing services similar to those provided by the Orthodontic Entity or engage or participate in or finance any business which engages in direct competition with the business being conducted by AOI Group, in either case, anywhere within 50 miles of any Premises, (ii) directly or indirectly compete with the Orthodontic Entity or member of the AOI Group in any way, (iii) act as an officer, director, employee, consultant, shareholder, lender, guarantor or agent of, or otherwise assist any entity which is engaged in any business of the same nature as, or in direct competition with, the business in which the AOI Group is now engaged or other business in which the AOI Group becomes engaged, or (iv) induce or attempt to influence any employee of the AOI Group to terminate his or her employment, or to hire any such employee, whether or not so induced or influenced, except that any such employee may be hired with the prior written consent of AOI.

            (c) Orthodontist agrees that in the event of a breach of SECTION 5.2(a) above, Orthodontist shall pay to Apple an amount equal to the greater of (i) $200,000, and (ii) an amount equal to the gross cash receipts of the Orthodontic Entity for the preceding twelve (12) months.

            (d) Orthodontist agrees that in the event of a breach of SECTION 5.2(b) above, Orthodontist shall pay to Apple an amount equal to the greater of (i) $200,000, and (ii) an amount equal to the gross cash receipts of the Orthodontic Entity for the preceding twelve (12) months.

            (e) Orthodontist acknowledges and recognizes that enforcement of SECTIONS 5.2(a) and 5.2(b) above by Apple or AOI will not interfere with Orthodontist's ability to pursue a proper livelihood. Orthodontist agrees that the noncompetition restrictions set forth in this Agreement are reasonable as to time and geographic area.

      Notwithstanding the foregoing, however, this SECTION 5.2 shall not prohibit Orthodontist or any of his or her Affiliates (including the Orthodontic Entity) from purchasing or holding an aggregate publicly traded equity interest of up to 2%, so long as Orthodontist and his or her affiliates (including the Orthodontic Entity and the other orthodontist owning an equity interest in the Orthodontic Entity) do not purchase or hold an aggregate equity interest of more than 5% in any business in direct competition with the AOI Group.

      SECTION 5.3 ACKNOWLEDGEMENT OF PROPRIETARY INTEREST. The Orthodontic Entity and Orthodontist recognize the proprietary interest of AOI Group in any Confidential and Proprietary Information (as hereinafter defined) of AOI Group. The Orthodontic Entity and Orthodontist acknowledge and agree that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by the Orthodontic Entity and Orthodontist during the term of this Agreement shall be the property of AOI Group. The Orthodontic Entity and Orthodontist further acknowledge and understand that their disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to AOI Group. As used herein, "Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of AOI Group, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information (other than the Orthodontic Entity's and Orthodontist's original patient records) prepared or performed for, by or on behalf of AOI Group by its employees, officers, directors, agents, representatives, or consultants.

      SECTION 5.4 COVENANT NOT-TO-DIVULGE CONFIDENTIAL AND PROPRIETARY INFORMATION. The Orthodontic Entity and Orthodontist acknowledge and agree that AOI Group is entitled to prevent the disclosure of Confidential and Proprietary Information. The Orthodontic Entity and Orthodontist agree at all times during the term of this Agreement and thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to Orthodontic Entity Professional Employees and persons engaged by Apple to further the business of the Orthodontic Entity, and not to use except in the pursuit of the business of AOI Group, Confidential and Proprietary Information, without the prior written consent of Apple; unless (i) such information becomes known or available to the public generally through no wrongful act of the Orthodontic Entity or Orthodontist or its employees, (ii) disclosure is required by law or the rule, regulation or order of any governmental authority under color of law, provided, that prior to disclosing any Confidential and Proprietary Information pursuant to this clause (ii), the Orthodontic Entity and Orthodontist shall, if possible, give prior written notice thereof to Apple and provide Apple with the opportunity to contest such disclosure, or (iii) the Orthodontic Entity and Orthodontist reasonably believe that such disclosure is required in connection with a lawsuit to which the Orthodontic Entity or Orthodontist is a party.

      SECTION 5.5 RETURN OF MATERIALS TO APPLE. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of Apple, the Orthodontic Entity or the Orthodontist for whom the termination is applicable will promptly deliver to Apple all documents, data and other information in the Orthodontic Entity's or Orthodontist's possession that contains any Confidential and Proprietary Information. The Orthodontic Entity and Orthodontist shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing any Confidential and Proprietary Information, unless otherwise authorized in writing by Apple.

      SECTION 5.6 [INTENTIONALLY DELETED].

      SECTION 5.7 RESTRICTIVE COVENANTS OF ORTHODONTIC ENTITY PROFESSIONAL EMPLOYEES. Each Orthodontic Entity Professional Employment Agreement contains certain restrictive covenants thereof pertaining to covenants not to compete with and not to divulge the confidential and proprietary information of Apple, Orthodontist and the Orthodontic Entity. During the term of this Agreement, the Orthodontic Entity and Orthodontist shall obtain written agreements which contain restrictive covenants in substantially the same form from each Orthodontic Entity Professional Employee (other than Orthodontic Entity Employees) associated with the Orthodontic Entity or Orthodontist after the date hereof. Except with respect to sections of the Orthodontic Entity Professional Employment Agreements pertaining to matters of compensation, during the term of this Agreement, the Orthodontic Entity and Orthodontist shall not amend, alter or otherwise change any term or provision of any Orthodontic Entity Professional Employment Agreement without the prior written consent of AOI, which consent shall not be unreasonably withheld. Following termination of this Agreement, the Orthodontic Entity and Orthodontist shall not amend, alter or otherwise change any term or provision of the restrictive covenants contained in such Orthodontic Entity Professional Employment Agreement unless such provisions are no longer in force and effect pursuant to the terms of the applicable agreement at the time of termination of this Agreement.

      SECTION 5.8 RESTRICTIVE COVENANTS OF APPLE AND AOI. Apple and AOI each hereby agrees that during the term of this Agreement, it will not engage or participate in or finance any orthodontist's practice (whether through the acquisition of another existing orthodontic practice, affiliation with another orthodontist or the opening of a satellite office) anywhere within 50 miles of any location from which the Orthodontic Entity provides orthodontic services to patients on the date hereof (each an "Orthodontic Entity Location") without the prior written consent of the Orthodontist.

      SECTION 5.9 REMEDIES. Apple, Orthodontist and the Orthodontic Entity acknowledge and agree that a remedy at law for any breach or attempted breach of the provisions of this ARTICLE V shall be inadequate, and therefore, either party shall be entitled to specific performance and injunctive or other equitable relief in the event of any such breach or attempted breach, in addition to any other rights or remedies available to either party at law or in equity. Each party hereto waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of the restrictive covenants contained in the Orthodontic Entity Professional Employment Agreements or this ARTICLE V relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to such provision of the restrictive covenants or this ARTICLE V. The invalidity or non-enforceability of any provision of the restrictive covenants or this ARTICLE V in any respect shall not affect the validity or enforceability of the remainder of the restrictive covenants or this ARTICLE V or of any other provisions of this Agreement.

                                   ARTICLE VI

                       FINANCIAL AND SECURITY ARRANGEMENTS

      The Orthodontic Entity and Apple agree that the compensation set forth in this ARTICLE VI is being paid to Apple in consideration of the services provided and the substantial commitment and effort made by Apple hereunder and that such fees have been negotiated at arm's length, and are fair and reasonable and consistent with fair market value.

      SECTION 6.1 SERVICE FEES. Apple shall charge the Orthodontic Entity for services on a monthly basis an amount equal to the sum of the following:

      (a) Total monthly revenue of the Orthodontic Entity and Orthodontist, which is equal to the sum of (i) 24% of the Initial Monthly Contract Balance and
(ii) the Monthly Contract Residual,

      (b) Less the amounts retained by the Orthodontic Entity, which are equal to (i) 70% of that portion of the Net Operating Amount that is equal to 45% of the Orthodontic Entity's and Orthodontist's gross revenue received during such month from patients for orthodontic services

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provided ("Cash Receipts") and (ii) 75% of that portion of the Net Operating
Amount, if any, which exceeds 45% of the Orthodontic Entity's and Orthodontist's Cash Receipts during such month; and

      (c) Plus any Excluded Orthodontic Entity and Orthodontist Expenses as defined under the terms of Section 1.1 (l).

In no event shall the amount determined pursuant to Section 6.1 (b), less the amount determined pursuant to Section 6.1 (c), be less than $_____ ("Minimum Monthly Payment").

      For purposes of this Section , (i) "Net Operating Amount" for any month shall mean the Orthodontic Entity's and Orthodontist's gross revenues less Orthodontic Entity and Orthodontist Expenses on a cash basis, (ii) "Contract" shall mean any contract, understanding, arrangement or agreement between a patient of the Orthodontic Entity or Orthodontist for the provision of orthodontic services at a predetermined fee-for-service amount (whether or not payable in cash), (iii) "Initial Monthly Contract Balance" for a given month shall mean the total value of any Contracts entered into on or prior to the last business day of each month (unless included in the Initial Monthly Contract Balance of a previous month), and (iv) "Monthly Contract Residual" shall mean the quotient of (a) the lesser of 76% of the total amount payable by the patient pursuant to a Contract or the remaining balance due from the patient under any Contract, divided by (b) the remaining term of such Contract. That portion of Cash Receipts the Orthodontic Entity is not entitled to retain pursuant to
Section 6.1(b) plus the amount determined pursuant to Section 6.1(c) shall be paid to Apple at the end of each month, but no later than the 15th day after the end of each month (or the first preceding day that is a business day if the 15th day is not a business day).

      SECTION 6.2 EXCLUDED EXPENSES. Any amounts reimbursed to Apple under
Section 6.1(c) shall be available to reduce amounts due to Apple in future months to the extent the Net Operating Amount for such future month exceeds 45% of the Orthodontic Entity's and Orthodontist's Cash Receipts so long as the applicable month to which this Section 6.2 applies is within the same calendar year as the month in which the obligation to reimburse Apple for amounts under
Section 6.1(c) arose.

      SECTION 6.3 WORKING CAPITAL LOANS. As part of the services provided by Apple hereunder, Apple may make available loans to assist the Orthodontic Entity in maintaining reasonable cash flow for the payment of Excluded Orthodontic Entity and Orthodontist Expenses.

      (a) Initial Working Capital. Apple shall make available to the Orthodontic Entity an interest free line of credit ("Initial Working Capital Line") for the initial working capital needs of the Orthodontic Entity, up to a maximum amount equal to the reduction in Net Operating Amount attributable to changes in patient payment schedules. The Orthodontic Entity shall be entitled to draw funds from the Initial Working Capital Line up until six (6) months after the Acquisition Closing Date ("Loan Termination Date"). The amount, if any, of the Initial Working Capital Line outstanding on the Loan Termination Date shall be repaid, in equal monthly installments (without interest) over a two-year period commencing on the Loan Termination Date.

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
      (b) Subsequent Working Capital. Apple may make available to the Orthodontic Entity loans for subsequent working capital requirements in amounts not to exceed Excluded Orthodontic Entity and Orthodontic Expenses. Such loans shall accrue interest beginning on the day of the advance at an interest rate equal to the prime rate then in effect, plus 1%. The loans, if any, shall be repaid to Apple out of the Net Operating Amount generated in subsequent months and become immediately due and payable if the Orthodontist terminates his employment with the Orthodontic Entity, for any reason.

      Any principle or interest paid to Apple by the Orthodontic Entity pursuant to Sections 6.3(a) or 6.3(b) are Excluded Orthodontic Entity and Orthodontist Expenses.

      SECTION 6.4 SECURITY AGREEMENT. To secure their obligations hereunder, the Orthodontic Entity and Orthodontist shall execute a Security Agreement in substantially the form attached hereto as EXHIBIT 6.4 (the "Security Agreement"), which Security Agreement grants a security interest in all of the Orthodontic Entity's and Orthodontist's accounts receivable (as more fully described in the Security Agreement) to Apple. In addition, the Orthodontic Entity and Orthodontist shall cooperate with Apple and execute all necessary documents in connection with the pledge of such accounts receivable to Apple or at Apple's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by Apple. To the extent that the Orthodontic Entity or Orthodontist comes into possession of any payments in respect of such accounts receivable, the Orthodontic Entity or Orthodontist shall promptly remit such payments to Apple.

                                   ARTICLE VII

                                     RECORDS

      SECTION 7.1 RECORDS OWNED BY APPLE. All records (other than patients' orthodontic records) relating in any way to the operation of the Orthodontic Entity shall at all times be the property of Apple. During the term of, and upon termination, of this Agreement, to the extent permitted by law, and expressly acknowledging the confidential nature of same, Apple shall be entitled to have access to and copy and retain such copies of patient orthodontic records.

      SECTION 7.2 ACCESS TO RECORDS. During the term of this Agreement, and for a reasonable time thereafter, the Orthodontic Entity and Orthodontists or their respective agents shall have reasonable access during normal business hours to the Orthodontic Entity's and Apple's financial records, including, but not limited to, records of collections, expenses and disbursement as kept by Apple in performing Apple's obligations under this Agreement, and the Orthodontic Entity and Orthodontist may copy any or all such records.

                                  ARTICLE VIII

                             INSURANCE AND INDEMNITY

      SECTION 8.1 INSURANCE TO BE MAINTAINED BY THE ORTHODONTIC ENTITY AND ORTHODONTIST. During the term of this Agreement, the Orthodontic Entity and Orthodontist shall

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
      maintain comprehensive professional liability insurance with such carrier as determined jointly by Apple and the Orthodontic Entity, with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 per orthodontist and a separate limit for the Orthodontic Entity (each such amount being subject to adjustment every three years based on cost of living increases during any such period) with such deductible as is mutually agreeable by Apple and the Orthodontic Entity. All malpractice premiums and deductibles related thereto that are paid by Apple shall be included in Orthodontic Entity and Orthodontist Expenses. All costs, expenses and liabilities incurred by Orthodontic Entity, Orthodontist or Apple in excess of the limits of such policies shall be included in Excluded Orthodontic Entity and Orthodontist Expenses. Apple shall have the option of providing such professional liability insurance through an alternative program, provided such program meets the requirements of the Insurance Commissioner of the State of Texas. If Orthodontist's existing professional liability insurance program is cancelled and replaced by a professional liability insurance program initiated by Apple, Apple shall pay over to Orthodontist any unearned professional liability insurance premiums paid by Orthodontist to the extent Orthodontist's carrier pays such amounts to Apple.

      SECTION 8.2 INSURANCE TO BE MAINTAINED BY APPLE. During the term of this Agreement, Apple will use reasonable efforts to provide and maintain, as a Orthodontic Entity and Orthodontist Expense, comprehensive professional liability insurance for all professional employees of Apple, and comprehensive general liability and property insurance covering the Orthodontic Entity premises and operations with such limits as determined reasonable and appropriate by Apple and after obtaining the Orthodontic Entity's approval to purchase any such insurance.

      SECTION 8.3 CONTINUING LIABILITY INSURANCE COVERAGE. The Orthodontic Entity and Orthodontist shall obtain or require each of Orthodontist and their Orthodontic Entity Professional Employees to obtain continuing liability insurance coverage under either a "tail policy" or a "prior acts policy," with the same limits and deductibles as the insurance coverage provided pursuant to
SECTION 8.1 for each orthodontist associated with the Orthodontic Entity upon the termination of such orthodontist's relationship with the Orthodontic Entity for any reason. In the event that neither the Orthodontic Entity, Orthodontist nor the Orthodontic Entity Professional Employees obtains such continuing liability insurance coverage, Apple may do so. The costs of continuing liability insurance coverage shall be included in Orthodontic Entity and Orthodontist Expenses unless such cost is borne by Orthodontist or the Orthodontic Entity Professional Employee.

      SECTION 8.4 ADDITIONAL INSUREDS. The Orthodontic Entity, Orthodontist and Apple agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs. The additional cost, if any, associated therewith shall be paid by Apple and shall be a Orthodontic Entity and Orthodontist Expense.

      SECTION 8.5 INDEMNIFICATION. To the extent permitted under insurance policies in place on the date hereof or policies to be entered into with insurers acceptable to Apple, the Orthodontic Entity and Orthodontist, jointly and severally, shall indemnify, defend and hold Apple, AOI, their respective officers, directors, stockholders, employees, agents and consultants (other than such persons who are also officers, directors, shareholders, employees, agents or

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
consultants of the Orthodontic Entity) harmless, from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), whether or not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of orthodontic services or the performance of any intentional acts, negligent acts or omissions by Orthodontist, the Orthodontic Entity and/or its shareholders, agents, employees and/or subcontractors (other than Apple or AOI) during the term of this Agreement. Apple shall indemnify, defend and hold Orthodontist and the Orthodontic Entity, its officers, shareholders, directors, employees, agents and consultants, harmless from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), whether or not covered by insurance (including self-insured insurance and reserves) that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by Apple and/or its stockholders, agents, employees and/or subcontractors (other than the Orthodontic Entity) during the term of this Agreement.

                                   ARTICLE IX

                              TERM AND TERMINATION

      SECTION 9.1 TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall expire on the 20th anniversary hereof unless earlier terminated pursuant to the terms of either SECTION 9.3 or SECTION 9.4or automatically extended pursuant to the terms of SECTION 9.2.

      SECTION 9.2 EXTENDED TERM. Unless earlier terminated as provided for in either SECTION 9.3 or SECTION 9.4, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless either party delivers to the other party, not less than twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.

      SECTION 9.3 TERMINATION BY THE ORTHODONTIC ENTITY AND ORTHODONTIST. The Orthodontic Entity or Orthodontist may terminate this Agreement with respect to such party by giving written notice thereof to Apple (after the giving of any required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any the following events:

            (a) Apple or AOI shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a trustee, receiver or liquidator of all or substantially all of its assets, file a petition in voluntary bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by Apple, voluntarily or involuntarily, under any federal or state law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against Apple or AOI, as the case may be, which is dismissed within sixty (60) days thereafter.

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
            (b) Apple or AOI shall default in the performance of any material duty or material obligation imposed upon it by this Agreement and such default shall continue for a period of forty-five (45) days after written notice thereof has been given to Apple by the Orthodontic Entity or Orthodontist, provided that the Orthodontic Entity may terminate this Agreement, if and only if, such termination shall have been approved by the affirmative vote of the holders of two-thirds of the interests of the shareholders of the Orthodontic Entity.

      SECTION 9.4 TERMINATION BY APPLE. Apple may terminate this Agreement in its entirety or with respect to the Orthodontic Entity or Orthodontist by giving written notice thereof to the Orthodontic Entity and Orthodontist (after the giving of any required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any the following events:

            (a) The Orthodontic Entity or Orthodontist shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a trustee, receiver or liquidator of all or substantially all of its assets, file a petition in voluntary bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by the Orthodontic Entity, voluntarily or involuntarily, under any federal or state law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against the Orthodontic Entity or Orthodontist which is dismissed within sixty (60) days thereafter.

            (b) The Orthodontic Entity or Orthodontist shall default in the performance of any material duty or material obligation imposed upon it by this Agreement and such default shall continue for a period of ninety (90) days after written notice thereof has been given to the Orthodontic Entity or Orthodontist by Apple.

            (c) The Orthodontic Entity, Orthodontist or any Orthodontic Entity Professional Employee (i) engages in any conduct for which the Orthodontist's or such Orthodontic Entity Professional Employee's license to practice orthodontics is revoked or suspended, or (ii) is the subject of any restrictions or limitations by any governmental authority to such an extent that he, she or it cannot engage in the practice of orthodontics.

            (d) With respect to Orthodontist, Orthodontist shall become Disabled and Apple shall give notice of termination to Orthodontist's estate within ninety (90) days of the date Apple becomes aware of such Disability.

            (e)   With respect to Orthodontist, Orthodontist shall die.

      SECTION 9.5 TERMINATION BY ORTHODONTIST.

            (a) This Agreement shall terminate with respect to Orthodontist in the event of a voluntary termination by the Orthodontist of his Orthodontic Entity Professional Employment Agreement after the five (5) year period set forth in SECTION 5.2(a); provided, however, that Orthodontist shall give Apple at least one (1) year notice of such

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
      voluntary termination. In the event termination with respect to the Orthodontist in accordance with this SECTION 9.5, the restrictive covenants contained in SECTION 5.2(b) shall apply with respect to Orthodontist for two (2) years following the effective date of such termination and not for the term of this Agreement.

            (b) This Agreement (including the restrictive covenants in Section 5.2(b)) shall terminate with respect to the Orthodontist in the event (i) of the imposition (by a final, unappealable order) of any restrictions or limitations by any governmental authority having jurisdiction over the Orthodontist to such an extent that he cannot engage in the professional practice of orthodontics for the five-year period set forth in Section 5.2(a) and (ii) this Agreement cannot be reformed pursuant to Section 10.6 or Section 10.9 hereof to the extent necessary to render such order inapplicable.

      SECTION 9.6 EFFECTIVE DATE OF TERMINATION. Any termination of this Agreement shall be effective (the "Termination Date") as follows:

            (a) Immediately upon receipt of a termination notice pursuant to either SECTION 9.3 or SECTION 9.4;

            (b) Upon the expiration of this Agreement pursuant to SECTIONS 9.1 and 9.2; or

            (c) If terminated for any reason other than as set forth in the immediately preceding clauses (a) and (b), as of the Purchase Closing.

      SECTION 9.7 PURCHASE OF ASSETS. Upon expiration or termination of this Agreement for any reason other than pursuant to SECTION 9.4(d), SECTION 9.4(e) or SECTION 9.5 hereof, the Orthodontic Entity shall have the option to, and Apple shall have the option to require the Orthodontic Entity to,:

            (a) Purchase from Apple at Fair Market Value all tangible assets of Apple or its Affiliates that relate primarily to the Orthodontic Entity other than Apple's accounting and financial records and other records and files relating to the operation of the Orthodontic Entity (the "Purchase Assets"), including, but not limited to, (i) all tangible assets set forth on Apple's balance sheet as of the Termination Date relating primarily to the Orthodontic Entity, (ii) all equipment, furniture, fixtures, furnishings, inventory, supplies, improvements, additions and leasehold improvements utilized by the Orthodontic Entity, and (iii) any real estate owned by Apple, AOI or an Affiliate that is exclusively associated with the Orthodontic Entity; and

            (b) Assume all liabilities, debt, payables and other obligations (including lease and other contractual obligations) of Apple and any of its Affiliates which relate exclusively to the Orthodontic Entity or to the performance of Apple's obligations under this Agreement (the "Orthodontic Entity Related Liabilities").

The Orthodontic Entity shall be able to exercise its option under this Section (unless this Agreement is terminated pursuant to SECTION 9.4) and Apple shall be able to exercise its option

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
under this Section (unless this Agreement is terminated pursuant to SECTION 9.3) by giving written notice thereof in the Termination Notice, if applicable, or prior to ninety (90) days before the Termination Date if this Agreement is terminated pursuant to SECTIONS 9.1 and 9.2. In connection with the purchase and sale of the Purchase Assets pursuant to this SECTION 9.7, Apple shall cause the Purchase Assets to be conveyed free of any lien, claim or encumbrance, other than those arising out of the Orthodontic Entity Related Liabilities.

      SECTION 9.8 TERMS OF PURCHASE. The closing of the transactions contemplated by SECTION 9.7 (the "Purchase Closing") shall occur (a) on the Termination Date if this Agreement expires pursuant to the terms of SECTIONS 9.1 and 9.2, or (b) on a date mutually acceptable to the parties hereto that shall be within 180 days of receipt of a termination notice by the applicable party pursuant to either SECTION 9.3 or 9.4. Subject to the conditions set forth below, at the Purchase Closing, Apple shall transfer and assign the Purchase Assets to the Orthodontic Entity, and in consideration therefor, the Orthodontic Entity shall (a) pay to Apple an amount in cash equal to the Fair Market Value of the Purchase Assets as of the Purchase Closing and (b) assume the Orthodontic Entity Related Liabilities. Each party shall execute such documents or instruments as is reasonably necessary, in the opinion of each party and its counsel, to effect the foregoing transaction. The Orthodontic Entity shall, and shall use its best efforts to cause each shareholder of the Orthodontic Entity to, execute such documents or instruments as may be necessary to cause the Orthodontic Entity to assume the Orthodontic Entity Related Liabilities and to release Apple from any liability or obligation with respect thereto.

      SECTION 9.9 EXCEPTION TO PURCHASE. Notwithstanding anything contained herein to the contrary, Apple shall not be obligated to sell the Purchase Assets to the Orthodontic Entity if the Orthodontic Entity is not able to pay the Purchase Price in cash and assume the Orthodontic Entity Related Liabilities at the Purchase Closing. In such event, the Orthodontic Entity shall surrender the Purchase Assets to Apple as of the Purchase Closing. If the Orthodontic Entity fails to so surrender the Purchase Assets, Apple may, without prejudice to any other remedy which it may have hereunder or otherwise, enter the Premises and take possession of the Purchase Assets and expel or remove the Orthodontic Entity and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor.

      SECTION 9.10 EFFECT UPON TERMINATION. Upon the Termination Date, this Agreement shall terminate and shall be of no further force and effect; provided, however:

            (a) Apple shall use its best efforts to cooperate with the Orthodontic Entity and Orthodontist for the appropriate transfer of management services.

            (b) Each party hereto shall provide the other party with reasonable access to books and records owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

            (c) On the Termination Date, any amounts due and owing but unpaid to either Apple or the Orthodontic Entity (including, without limitation, any amounts due under the Initial Working Capital Line) as of the Termination Date shall be paid promptly by the appropriate party.

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
            (d) Any and all covenants and obligations of either party hereto which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement, shall survive such termination, including, without limitation, the obligations of the parties pursuant to the following Sections:4.5, 4.7, 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.8, 6.4, 7.2, 8.5, 9.8, 9.10 and the applicable provisions of
      ARTICLE X.

                                    ARTICLE X

                               GENERAL PROVISIONS

      SECTION 10.1 ASSIGNMENT. Apple shall have the right to assign its rights hereunder to AOI or any direct or indirect wholly owned subsidiary of Apple or AOI. The Orthodontic Entity and Orthodontist hereby agree that Apple has the right to grant a security interest in its rights hereunder to any lending institution from which Apple or the AOI obtains financing. The Orthodontic Entity and Orthodontist shall not have the right to assign their rights or obligations hereunder (i) to any person who is not a graduate of an accredited orthodontic program or (ii) to any person who is a graduate of an accredited orthodontic program without the prior written consent of Apple and AOI, which consent shall not be unreasonably withheld. In the event the parties are unable to agree upon the reasonableness of any such assignment, then each of Apple and the Orthodontist shall each promptly thereafter select an arbitrator and Apple and the Orthodontist shall each give prompt notice to the other of such appointment in writing. The two arbitrators first appointed under the terms hereof shall, within five (5) days after receipt of notification of selection, together select a third arbitrator. The decision of the majority of arbitrators so appointed shall be final and binding upon the parties hereto and may be enforced in any court of competent jurisdiction. The expense of the arbitrators appointed by each party shall be borne by the party appointing such arbitrator, and the expense of the third arbitrator shall be borne by both parties equally. The arbitrators shall give prompt notice in writing of their decision to each party.

      SECTION 10.2 AMENDMENTS. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) or amendment(s) shall be attached hereto.

      SECTION 10.3 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

      SECTION 10.4 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

      SECTION 10.5 ATTORNEYS' FEES. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

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
      SECTION 10.6 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Orthodontic Entity, Orthodontist and Apple shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Orthodontic Entity, Orthodontist and Apple and without substantial economic detriment to either party. To the extent any act or service required of Apple in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of orthodontics, the performance of said act or service by Apple shall be deemed waived and forever unenforceable and the provisions of this SECTION 10.6 shall be applicable. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this SECTION
10.6 and SECTION 10.10. In the event any governmental authority, agency or court institutes proceedings against Apple, the Orthodontic Entity or the Orthodontist challenging the legality, validity or enforceability of any provision of this Agreement, Apple agrees that the fees, expenses and disbursements of counsel engaged to represent Apple, the Orthodontic Entity and the Orthodontist shall be Apple Expenses.

      SECTION 10.7 PARTIES IN INTEREST; NO THIRD-PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

      SECTION 10.8 ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      SECTION 10.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 10.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF
LAWS) OF THE STATE OF TEXAS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE PERFORMABLE IN ____________________________.

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
      SECTION 10.11 NO WAIVER; REMEDIES CUMULATIVE. Apple shall not by any act (except by written instrument pursuant to SECTION 10.3 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Apple, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

      SECTION 10.12 LANGUAGE CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      SECTION 10.13 COMMUNICATIONS. The Orthodontic Entity, Orthodontist and Apple agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of the Orthodontic Entity and the practice of orthodontics by Orthodontist.

      SECTION 10.14 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

      SECTION 10.15 GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

      SECTION 10.16 REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

      SECTION 10.17 NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

            If to Apple:    Apple Orthodontix of Texas, Inc.
                            One West Loop South, Suite 100
                            Houston, Texas 77027
                            Fax No.:
                            Attn:


            with a copy to: Jackson & Walker, L.L.P.
                            1100 Louisiana, Suite 4200
                            Houston, Texas  77002
                            Fax No.:  (713) 752-4221
                            Attn:  Richard S. Roth

            If to the Orthodontic Entity:
                           ------------------------------




            with a copy to:



      SECTION 10.18 CHOICE OF FORUM. The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Houston, Texas. Each of the parties hereto consents to the IN PERSONAM jurisdiction of any state or federal court in Houston, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Houston, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Houston, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Houston, Texas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

      SECTION 10.19 SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in SECTION
10.17 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

      SECTION 10.20 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      SECTION 10.21 DEFINED TERMS. Terms used in the Exhibits attached hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings assigned to such terms in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    Orthodontic Entity:

                                    __________________________________


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________


                                    Orthodontist:


                                    __________________________________



                                    __________________________________



                                    Apple:

                                    APPLE ORTHODONTIX OF TEXAS, INC.


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________


                                    AOI:

                                    APPLE ORTHODONTIX, INC.


                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                LIST OF EXHIBITS


EXHIBIT                 DESCRIPTION

1.1(u)                  Orthodontic Entity Professional Employment Agreements
6.4                     Form of Security Agreement

                                 EXHIBIT 1.1(U)

                                     to the
              Service Agreement dated _______________________, 1997
                                 by and between

                             Apple Orthodontix, Inc.

                        Apple Orthodontix of Texas, Inc.

                  ---------------------------------------------

                  ---------------------------------------------

                                       and

                  ---------------------------------------------


              ORTHODONTIC ENTITY PROFESSIONAL EMPLOYMENT AGREEMENTS

                                   EXHIBIT 6.4

                                     to the
              Service Agreement dated _______________________, 1997
                                 by and between

                             Apple Orthodontix, Inc.

                        Apple Orthodontix of Texas, Inc.

                  ---------------------------------------------

                  ---------------------------------------------

                                     and

                  ---------------------------------------------


                           FORM OF SECURITY AGREEMENT